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                                                                    EXHIBIT 23.2




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Frigoscandia Holding AB, we hereby consent to the incorporation of our report dated March 1, 2001 included in ProLogis Trust's Form 10-K for the year ended December 31, 2000 into ProLogis Trust's registration statement on Form S-3. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.

                                            /s/ KPMG LLP

                                            KPMG LLP



Stockholm, Sweden
December 21, 2001